UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2017 (March 21, 2017)

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 21, 2017, Cumulus Media Inc. (the “Company”) received a notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5550(b)(1) (the “Rule”) based upon the stockholders’ equity continued listing standard. As was reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), the Company’s stockholders’ equity, as of December 31, 2016, no longer exceeded the $2,500,000 minimum listing requirement for the NASDAQ Capital Market. The notice also indicated that the Company did not meet the alternative continued listing standards of either (i) a market value of listed securities of at least $35.0 million, or (ii) net income from continuing operations of at least $0.5 million for the most recently completed fiscal year, or two of the three most recently completed fiscal years.
The decline in the Company’s stockholders’ equity, and the Company’s net income from continuing operations resulted from the recognition of one-time non-cash impairment charges, primarily related to goodwill, of $605.0 million and $584.9 million during the years ended December 31, 2016 and 2015, respectively, as previously disclosed in the Form 10-K. Absent either of these impairment charges, the Company would be in compliance with the Rule.
The NASDAQ letter has no immediate effect on the NASDAQ listing or trading of the Company’s Class A common stock. The Company has been provided 45 calendar days, or until May 5, 2017, to submit a plan to regain compliance with the Rule. If a plan is submitted and accepted, the Company may be granted an extension of up to 180 calendar days from the date of the notification letter to evidence compliance with the Rule.
The Company is evaluating available options for an appropriate plan to regain compliance with NASDAQ’s continued listing standards. There can be no assurance that the Company will submit a plan or, if submitted, whether NASDAQ will accept the Company’s plan to regain compliance, or that the Company will be able to evidence compliance within any extension period granted by NASDAQ. If the Company fails to timely regain compliance with NASDAQ’s continued listing standards, the Company’s Class A common stock will be subject to delisting.
This Current Report on Form 8-K contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company's ability to regain compliance with NASDAQ’s continued listing standards. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be correct. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of the Company will be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, Secretary and General Counsel
Date: March 27, 2017